SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.
                              20549

                            FORM 8-A/A
                         AMENDMENT NO. 1
              TO REGISTRATION STATEMENT ON FORM 8-A,
                        DATED MAY 4, 1994

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                    CONESTOGA ENTERPRISES, INC.
      (Exact name of registrant as specified in its charter)

 Pennsylvania                                      23-2565087
(State of incorporation                       (I.R.S. Employer
   or organization)                           Identification No.)

      202 East First Street, Birdsboro, Pennsylvania  19508
       (Address of principal executive offices)      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class        Name of each exchange on which
      to be so registered        each class is to be registered










Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $1.00 par value per share
                          (Title of class)

Series A Convertible Preferred Stock
                          (Title of class)
 Item 1.
    COMMON STOCK. The Registrant's authorized common shares have increased to 20,000,000 shares and their par value has been decreased to $1.00 per share.

    The common shares do not have preemptive rights and are not subject to assessment or call. As holders of common stock in a Pennsylvania corporation, Registrant's shareholders have the rights provided by the Business Corporation Law of the Commonwealth of Pennsylvania. Holders of the common shares are entitled to one (1) vote for each share held and, with respect to the election of members of Registrant's board of directors, are entitled to cumulative voting rights. Holders of the shares are entitled to receive such dividends as may, from time to time, be declared by Registrant's Board of Directors.
The amount and timing of dividends paid by the Registrant depend upon Registrant's earnings, business outlook and financial condition at the time. In the event of dissolution, liquidation or winding up of Registrant, holders of Registrant's common stock will be entitled to share ratably in all assets of Registrant available for distribution to holders of the common stock.

    Registrant's nine (9) member Board of Directors is classified into three (3) classes of three (3) members elected for three-year terms with one class standing for election at each annual meeting of shareholders. The effect of such classification on the exercise of cumulative voting rights in the election of members of Registrant's board of directors is to make it necessary to have a larger portion of the shareholders cumulate their votes in favor of one candidate for director in order to elect that candidate.

SERIES A CUMULATIVE PREFERRED STOCK.

  The Registrant is authorized to issue 900,000 shares of Series A Convertible Preferred Stock, par value $65.00 per share. The terms of the Series A Convertible Preferred Stock are as follows:

Rank
    The Registrant Series A Preferred Shares rank, with respect to the payment of dividends or distribution of assets upon liquidation, senior to Registrant's Common Shares, or any other class or series of stock expressly stated to rank junior to the Series A Preferred Shares ("Junior Stock"). The Registrant's Series A Preferred Shares will rank pari passu with any other class or series of Registrant's Stock expressly stated to be on a parity with the Series A Preferred Shares ("Parity Stock"). As discussed below under "-- Voting Rights", the Registrant may not issue any stock ranking senior to the Series A Preferred Shares ("Senior Stock") without the consent of the holders, voting together as a single class, of the Series A Preferred Shares and any outstanding Parity Stock.

Dividends

    Holders of the Series A Preferred Shares are entitled to receive, as and if declared by the Registrant's Board out of funds legally available therefor, cash dividends at an annual rate of $3.42 per share. Dividends are paid in equal semi-annual installments of $1.71 and shall be cumulative. No interest shall be payable in respect of any dividend payments which may be in arrears. So long as Registrant has funds legally available for such purpose, the Registrant's Board shall have a mandatory duty to declare and pay dividends on the Series A Preferred Shares (as well as to make required redemptions of the Series A Preferred Shares), and holders shall have the right to specifically enforce declaration and payment of dividends (as well as required redemptions) to the extent permitted by Section 1521(b) of the PBCL.

    Unless full cumulative dividends on outstanding Series A Preferred
Shares have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on any Junior Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Junior Stock other than Registrant's Common Shares, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.

Liquidation Rights

    In the event of any liquidation, dissolution or winding up of The Registrant, the holders of Series A Preferred Shares shall be entitled to receive from the assets of Registrant payment in cash of $65 per share, plus a further amount equal to unpaid cumulative dividends on the Series A Preferred Shares accrued to the date of payment, before any amount shall be paid or set aside for, or any distribution of assets shall be made to, the holders of Junior Stock. If upon any such liquidation, dissolution or winding up, the amounts payable with respect to the holders of the Series A Preferred Shares and any other outstanding Parity Stock cannot be paid in full, then the holders of Series A Preferred Shares and such Parity Stock will share ratably in any such distribution in proportion to the full respective preferential amounts (including unpaid cumulative dividends, if any) to which they are entitled. None of the following transactions win be considered a liquidation, dissolution or winding up of Registrant for these purposes: (i) a merger or consolidation of Registrant with any other corporation; (ii) a reorganization or division of Registrant; (iii) the purchase or redemption of all or part of any outstanding Registrant stock; (iv) a sale or transfer of all or any part of Registrant's assets; or (v) a share exchange to which Registrant is a party.

Conversion Rights

    The Series A Preferred Shares will be convertible at the option of the holder at any time into a number of whole shares of Registrant's Common Stock equal to the liquidation preference of $65 divided by the conversion price in effect at the time of such conversion (with fractional shares paid in cash as described below). The right to convert Series A Preferred Shares which have been called for redemption by Registrant will terminate at the close of business on the business day next preceding the redemption date unless Registrant shall default in paying the redemption price. See "--Redemption at the Option of CEI" below.

    The conversion price of the initial offering of the Series A
Convertible Preferred Stock was $34.425. As a result of a 3 for 2 common stock split in May 1999, the conversion price has been adjusted to $22.95.

    The conversion price will be further subject to adjustment (under formulas set forth in the form of the Series A Preferred Shares) in certain events, including: (i) dividends and other distributions on Registrant's Common Shares payable in shares of any class or series of Registrant's capital stock; (ii) certain subdivisions, combinations and reclassifications of the Common Shares; (iii) the issuance to all holders of the Common Shares of rights, options or warrants entitling them to subscribe for or purchase the Common Shares at less than the current market price (as defined); and (iv) distributions to all holders of Common Shares of evidences of indebtedness of Registrant or assets (excluding cash dividends) or rights or warrants (other than the rights or warrants described in clause (iii) above) to purchase or subscribe for any securities of Registrant.
    In the event of any (i) capital reorganization of Registrant; (ii) merger, consolidation or share exchange of Registrant with or into another corporation; (iii) division of Registrant; or (iv) sale, lease, exchange or other disposition of all or substantially all of the property and assets of Registrant as a result of which other than solely cash shall be exchanged for Common Shares, all holders of Series A Preferred Shares will thereafter have the right to convert Series A Preferred Shares into the kind and amount of securities, stock or other assets which the holders would have been entitled to receive upon such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition if the holders had held the number of Common Shares issuable upon conversion of their Series A Preferred Shares immediately prior to such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition.

    No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, except that any adjustments which are not required to be made shall be carried forward and taken into account in calculating each subsequent adjustment.

    Upon conversion of any Series A Preferred Shares, Registrant shall deliver to the holder of the shares, together with the certificates for the Common Shares issued upon conversion, payment for all accrued and unpaid cumulative dividends on such shares through the date of conversion.

    Fractional Common Shares will not be issued upon conversion. In lieu thereof, Registrant will either pay a cash adjustment based upon market price of the Common Shares on the business day preceding the date of conversion or deliver a scrip certificate of Registrant in respect of such fractional share.

    Registrant will reserve a number of Common Shares sufficient for the satisfaction of any scrip certificates and the conversion of all outstanding Series A Preferred Shares. For so long as Common Shares are listed or included for quotation or trading on any securities exchange or market or trading system, Registrant will list or include on any such exchange, market or system all Common Shares issuable upon conversion of the outstanding Series A Preferred Shares.

Redemption at the Option of Registrant

    The Series A Preferred Shares are not subject to any mandatory redemption or sinking fund provision. Commencing on the fourth anniversary of their issuance date, the Series A Preferred Shares will be redeemable for cash, at the option of Registrant, on at least 30 but not more than 60 days notice, in whole or in part from time to time. The redemption price shall equal the applicable percentage of $65 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends to the redemption date:
       Beginning of the
       Anniversary of the
       Effective
       Date                      Percentage

       Fourth                   103.00%
       Fifth                    102.00%
       Sixth                    101.00%
       Seventh and
         thereafter             100.00%


    Any Series A Preferred Shares which have been called for redemption may be converted into Common Shares at any time prior to the close of business on the business day prior to the redemption date.

    Unless full cumulative dividends due on outstanding Series A Preferred Shares have been paid and all prior redemptions at the option of the holders have been made, Registrant may not redeem any Series A Preferred Shares or shares of Parity Stock unless all outstanding Series A Preferred Shares are redeemed, and Registrant may not purchase or otherwise acquire any Series A Preferred Shares or shares of Parity Stock except in accordance with a purchase or exchange offer made simultaneously to all holders of Series A Preferred Shares and shares of Parity Stock which, in the reasonable opinion of the Registrant Board, will result in fair and equitable treatment among all such shares. If less than all of the outstanding Series A Preferred Shares shall be called for redemption, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by the Registrant Board.

Redemption at the Option of the Holders

    Commencing on June 1, 1998 and at any time or from time to time thereafter, each holder of Series A Preferred Shares has the right, at such holder's option, to require Registrant to redeem all or a portion of such holder's Series A Preferred Shares at a redemption price of $65, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. Requests for redemption by holders of Series A Preferred Shares will be irrevocable and (unless Registrant shall default in making the requested redemption) shall terminate all conversion rights of the holder with respect to the Series A Preferred Shares to be redeemed.

    Holders may not exercise their optional redemption right for less than 100 shares of Series A Preferred Shares (or, if less than 100, all shares of Series A Preferred Shares owned by such holder). As of each March 31, June 30, September 30 and December 31, Registrant shall redeem all Series A Preferred Shares for which a notice of optional redemption has been received by Registrant prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. Registrant shall also redeem all Series A Preferred Shares for which a notice of optional redemption has been received by Registrant during the 30 day period following the date of mailing by Registrant to the holders of a notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding-up relating to Registrant.

Voting Rights

    Except as indicated below or as required by law, holders of Series A Preferred Shares will have no voting rights. In the event that (i) dividends upon the Series A Preferred Shares shall be in arrears in an amount equal to three full semi-annual dividends thereon or (ii) any redemption of Series A Preferred Shares at the option of the holder has not been made as required, the number of directors constituting the full Registrant Board shall be increased by two, and the holders of the Series A Preferred Shares, voting noncumulatively separately as a single class together with the holders of any other shares of Registrant preferred stock having similar voting rights then exercisable, shall be entitled to elect two additional members of the Registrant Board until all accumulated and unpaid dividends have been paid and all required redemptions have been made.

    Without the affirmative vote of the holders of at least a majority of the Series A Preferred Shares, Registrant may not amend, alter, change or repeal any of the express terms of the Series A Preferred Shares.

    In addition, without the affirmative vote of the holders of at least a majority of the Series A Preferred Shares then outstanding or, if holders of other series of Registrant preferred stock have the right to vote as a class on such matter under Registrant's Articles, the holders of at least a majority of Series A Preferred Shares and other series of Registrant preferred stock voting as a single class, Registrant shall not (i) authorize or permit any shares of Senior Stock to be outstanding; (ii) increase the authorized number of shares of Senior Stock; or (iii) merge, consolidate, divide or participate in a share exchange with any other corporation if the corporation surviving or resulting from such transaction would have outstanding shares of Senior Stock in excess of the number of shares of Senior Stock of Registrant permitted to be outstanding immediately prior to such merger, consolidation, division or share exchange.

    When holders of Series A Preferred Shares have the right to vote as described above, each holder of a Series A Preferred Share shall be entitled to one vote or fraction thereof, for each $10.00 or fraction thereof, of the $65 liquidation preference represented by such Series A Preferred Share.

Item 2.     Exhibits.

    I. Certain of the following Exhibits are filed herewith. Certain other of the following Exhibits have heretofore been filed with the Commission and are not incorporated herein by reference.

         1. Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. Proxy Statement filed for the annual meeting of shareholders held on May 1, 1999.

        *3. Copy of Amendment to Articles of Incorporation.
       *4.  Copy of provisions for Series A Convertible Preferred Stock.

        *5. By-Laws, as amended.

         6. Specimen of the security being registered.

         7. Annual Report to stockholders for year ending December 31, 1998.

    II.     Not applicable.

    NOTE:  *Filed herewith.

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                    CONESTOGA ENTERPRISES, INC.


Dated: June 15, 1999               By: \s\ Albert H. Kramer
                       Albert H. Kramer, President








                             Exibit 3

                      ARTICLES OF AMENDMENT

                    CONESTOGA ENTERPRISES, INC
                  A DOMESTIC BUSINESS CORPORATION


    In compliance with the requirements of 15 Pa. C.S. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

    1. The name of the corporation is Conestoga Enterprises, Inc.

    2. The address of this corporation's current registered office in this Commonwealth is: 202 East First Street, Birdsboro, Berks County, Pennsylvania 19508.

    3. The statute by or under which it was incorporated is: the Business Corporation Law of 1988, as amended.

    4. The original date of incorporation is: January 27, 1989.

    5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    6. The amendment was adopted by the shareholders pursuant to 15 Pa. C.S. 1914(a) and (b).

    7. The amendment adopted by the corporation, set forth in full, is as follows:
       "The corporation shall have authority to issue capital stock as follows:

            I.  20,000,000 shares of voting common stock, par value,
                 $1.00 per share; and

            ii. Series A Convertible Preferred Stock, as described in
                an Amendment to the corporation's Articles filed with the Department of State on May 31,1996, which amendment and share provisions shall remain in full force and effect ."

    IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 4th day of May, 1999.

                    CONESTOGA ENTERPRISES, INC.

                    By:   \s\ Albert H. Kramer

                    Title: President



                           Exhibit 4

                 ESTABLISHMENT AND DESIGNATION OF
                   CONESTOGA ENTERPRISES, INC.
               SERIES A CONVERTIBLE PREFERRED STOCK
                   AS A CLASS OF CAPITAL STOCK


    There is hereby authorized and established, as an additional class of the corporation's authorized capital stock, Series A Convertible Preferred Stock having a par value of $65.00 per share (such class being herein called the "Series A Stock"), having the following voting rights, designations, preferences, limitations and special rights under and subject to the following provisions:

    Section 1. Designation. There shall be a class of capital stock which shall consist of 900,000 shares and shall be designated as Series A Convertible Preferred Stock. The Series A Stock is being issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 18, 1995 among Conestoga Enterprises, Inc., CB Merger Corporation and Buffalo Valley Telephone Company which transactions closed on May 31, 1996.

    Section 2.  Definitions.

       (a) The term "Common Stock" as used herein shall be deemed to mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage; except that Common Stock issuable upon conversion of Series A Stock as provided herein shall mean only Common Stock authorized at the time of original issue of Series A Stock and stock of any other class into which the then authorized Common Stock shall thereafter have been changed by reclassification or otherwise.

       (b) The term "Dividend Parity Stock" as used herein with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "Liquidation Parity Stock" as used herein with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

       (c) The term "Junior Stock" as used herein with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends and thedistribution of assets upon liquidation. The term "Dividend Junior Stock" as used herein with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends. The term "Liquidation Junior Stock" as used herein with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to distribution of assets upon liquidation.

       (d) The term "Senior Stock" as used herein with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

    Section 3.  Dividends.

       (a) The holders of record of Series A Stock shall be entitled to receive, as and if declared by the board of directors, cumulative cash dividends thereon of $3.42 per annum, and no more, but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. 1551 (relating to distributions to shareholders) or under any corresponding superseding provision of law. Dividends on the Series A Stock shall be payable semi-annually on November 30 and May 31 in each year. Dividends shall accrue from May 31, 1996. Accumulations of dividends shall not bear interest. Unless full cumulative dividends on outstanding shares of Series A Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Common Stock or on other Dividend Junior Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Common Stock or other Dividend Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Dividend Junior Stock other than Common Stock, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.

       (b)  In the event that full cumulative dividends upon the Series
A Stock and stated dividends on all Dividend Parity Stock are not paid in full, all shares of Series A Stock and all shares of Dividend Parity Stock shall participate ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full.


Section 4.  Liquidation Rights.

       (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Stock shall be entitled to receive from the assets of the Corporation payment in cash of $65.00 per share, plus a further amount equal to unpaid cumulative dividends on Series A Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Common Stock or other Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of Series A Stock and all Liquidation Parity Stock, shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Series
A Stock and Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

       (b) None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section:

            (1) a consolidation of the Corporation with any other corporation;

            (2) a merger of the Corporation into any other corporation or a merger of any other corporation into the Corporation;

            (3) a reorganization of the Corporation;

            (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation;

            (5) a sale or transfer of all or any part of the assets of the Corporation;

            (6) a share exchange to which the Corporation is a party;
    or

            (7) a division of the Corporation.

    Section 5. Redemption at the Option of the Corporation. Commencing on the fourth anniversary of the Closing Date, the Series A Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the board of directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in section 7, by the payment in cash of a redemption price equal to the applicable percentage of $65.00 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the board of directors as the redemption date:


         If redeemed during the period    Applicable
             (dates inclusive)            percentage

May 31, 2000 through May 30, 2001          103.00%

May 31, 2001 through May 30, 2002          102.00%

May 31, 2002 through May 30, 2003          101.00%

From and after May 31, 2003                100.00%


    Section 6. Redemption at the Option of the Holders. Commencing on the second anniversary of the Closing Date and at any time or from time to time thereafter in accordance with this section 6, each holder of Series A Stock shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's shares of Series A Stock at a redemption price of $65.00, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. To exercise the redemption right provided for in this section 6, a holder must provide to the Corporation (i) an irrevocable written notice of the holder's exercise of such right, which notice shall set forth the name of the holder of the Series A Stock, the number of shares to be redeemed and a statement that the election to exercise the redemption right is being made thereby; and (ii) the shares of Series A Stock with respect to which such redemption right is being exercised, duly endorsed for transfer to the Corporation. Such written notice shall be irrevocable and (unless the Corporation shall default in making the requested redemption) shall terminate all conversion rights of the holder under section 11 with respect to the shares of Series A Stock to be redeemed pursuant to this section 6. Holders may not exercise the redemption right pursuant to this section 6 for less than 100 shares of Series A Stock (or, if less than 100, all shares of Series A Stock owned by such holder). Subject to the last sentence of this section 6, the Corporation as of each March 31, June 30, September 30 and December 31 shall redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. The Corporation shall also redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation during the 30 day period following the date of mailing by the Corporation pursuant to paragraphs 11(g)
(3) and 11(g)(4) of notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding-up; any shares submitted for redemption during such 30 day period shall be redeemed no later than 60 days following the mailing date of such notice.

    Section 7.  Manner of Redemption of Series A Stock

       (a) If less than all of the outstanding shares of Series A Stock shall be called for redemption under section 5, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the board of directors.

       (b)  Notice of redemption under section 5 of any shares of Series
A Stock shall be given by the Corporation by first-class mail, not less than 30 nor more than 60 days prior to the date fixed by the board of directors of the Corporation for redemption (the "redemption date"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) that the redemption is an optional redemption pursuant to section 5;

            (4) if less than all outstanding shares of Series A Stock of the holder are to be redeemed, the identification of the shares of Series A Stock to be redeemed;

            (5) the conversion price on the date of the notice,

            (6) that on the redemption date the redemption price will become due and payable upon each share of Series A Stock to be redeemed and the right to convert each such share shall cease as of the close of business on the business day prior to the redemption date, unless default shall be made in the payment of the redemption price; and

            (7) the place or places where such shares of Series A
    Stock to be redeemed are to be surrendered for payment of the redemption price.

       (c)  On or before the redemption date for a redemption made under section 5 or section 6, the Corporation may deposit in trust, for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, the moneys necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in New York City, Philadelphia, Reading, Lewisburg or Harrisburg, and having capital, surplus and undivided profits aggregating at least $100,000,000. Upon the making of such deposit, and upon the mailing as hereinabove provided in this section 7 or in section 6 of the notice of such redemption or upon the earlier delivery to the bank or trust company of irrevocable authorization and direction to mail such notice, all shares with respect to the redemption of which such deposit shall have been made and such mailing effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (i) to receive, out of the moneys so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest and (ii) to exercise any privilege of conversion not theretofore expiring. At the expiration of two years after the redemption date any such moneys then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation for amounts equal to their pro rata portions of the moneys so paid over, without interest; except that any moneys so deposited which shall not be required for the payment of the redemption price of such shares because of the exercise of any right of conversion subsequent to the date of such deposit, shall, upon request of the Corporation, be paid over to the Corporation forthwith. Interest, if any, accrued on moneys deposited with any bank or trust company pursuant to the foregoing provisions of this section shall belong to and upon its request be paid over to the Corporation. The Corporation and its agents shall not be liable to any holder of Series A Stock failing to surrender certificates for cancellation for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

       (d) Shares of Series A Stock redeemed by the Corporation shall be restored to the status of authorized and unissued shares of Series A, and may be reissued by the Corporation as shares of Series A Stock.

       (e) Where less than all of the Series A Stock represented by a holder's certificate have been redeemed in accordance with section 5 or section 6 hereof, the Corporation shall promptly provide such holder a new certificate representing that number of shares of Series A Stock that remain outstanding following such redemption.

          Section 8. Limitation on Redemption or Purchase. Unless full cumulative dividends due on outstanding shares of Series A Stock have been paid or declared and set apart for payment and all prior redemptions pursuant to section 6 of Series A Stock made or provided for, the Corporation shall not redeem any Series A Stock, Dividend Parity Stock or Liquidation Parity Stock unless all outstanding shares of Series A Stock are redeemed, and the Corporation shall not purchase or otherwise acquire for value any Series A Stock, Dividend Parity Stock or Liquidation Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Series A Stock and Dividend Parity Stock and Liquidation Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the reasonable opinion of the board of directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

          Section 9.  Voting Rights.

               (a) Except as expressly provided to the contrary herein or as otherwise required by law, the holders of Series A Stock shall have no right to vote at, or to participate in, any meeting of shareholders of the Corporation, or to receive any notice of such meeting.

               (b)(1) In the event that (i) dividends upon the Series A Stock shall be in arrears in an amount equal to three full semi-annual dividends thereon or (ii) any redemption of Series A Stock has not been made or provided pursuant to section 6, the number of directors constituting the full board shall be increased by two, and the holders of the Series A Stock, voting noncumulatively separately as a single class together with the holders of any other shares of preferred stock having the right to elect directors as a class under such circumstances, shall be entitled to elect two additional members of the board of directors of the Corporation at the next annual meeting of shareholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series A Stock shall continue until all accumulated and unpaid dividends thereon and all redemptions thereof shall have been paid in full, whereupon such special voting rights of the holders of Series A Stock shall cease (and the term of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

                    (2) At any time when such right of holders of Series A Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series A Stock then outstanding (or 10% of all shares of preferred stock having the right to vote for such directors in case holders of shares of other classes or series of preferred stock shall also have the right to elect directors as a class in such circumstances) shall, call a special meeting of holders of such Series A Stock (and other class or series of preferred stock, if applicable) for the election of directors.
          In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation.

                    (3)  Whenever the number of directors of the
          Corporation shall have been increased by two as provided in this section, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series A Stock. No such action shall impair the right of the holders of Series A Stock to elect and to be represented by two directors as provided in this section.

                    (4) The two directors elected as provided in this section shall serve until the next annual meeting of shareholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series A Stock (or holders of a majority of shares of preferred stock having the right to vote in the election of such director in case holders of shares of other classes or series of preferred stock shall also have the right to elect such director as a class). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by appointment made by the remaining director elected as provided in this section.

          Section 10.  Restrictions on Certain Corporate Action.

               (a) Without the affirmative vote of the holders of at least a majority of the Series A Stock at the time outstanding or, if holders of other classes or series of preferred stock have the right to vote as a class on such matter under the articles of incorporation of the Corporation, the holders of at least a majority of Series A Stock and other classes or series of preferred stock voting as a single class, the Corporation shall not:

                    (1) permit to be outstanding any shares of any class or series of Senior Stock, or increase the outstanding number of shares of any class or series of Senior Stock beyond the number of shares permitted in accordance with this section 10; or

                    (2) merge, consolidate, divide or participate in a share exchange with any other corporation if any corporation surviving or resulting from such merger, consolidation, division or share exchange would have after such merger, consolidation, division or share exchange any outstanding shares of any class or series of Senior Stock in excess of the number of shares of Senior Stock of the Corporation permitted to be outstanding immediately preceding such merger, consolidation, division or share exchange.

               (b) Without the affirmative vote of the holders of at least a majority of the Series A Stock at the time outstanding, the Corporation shall not amend, alter, change or repeal any of the express terms of the Series A Stock.

               (c)  At all meetings at which the holders of the Series A
Stock have the right to vote under the express provisions of section 9 or this section 10 (regardless of whether or not holders of any other classes or series of preferred stock have voting rights on such matter), each holder of Series A Stock shall be entitled to one vote or fraction thereof, for each $10.00 or fraction thereof, of the involuntary liquidating value represented by the shares of Series A Stock.

          Section 11.  Conversion Rights.

               (a)  The holder of any outstanding share or shares of Series
A Stock shall have the right at any time or from time to time to convert, subject to the provisions of this section, any such share or shares, at the initial conversion price per share of Common Stock of $34.425, into that number of fully paid and nonassessable shares of Common Stock of the Corporation determined by dividing $65.00 by the conversion price in effect at the time of such conversion; except that (i) such conversion price shall be subject to adjustment upon the happening of certain contingencies as provided in subsection (b), (ii) whenever the Corporation shall call for redemption any Series A Stock, the conversion rights of the holder thereof shall terminate as to the shares called for redemption at the close of business on the business day next preceding the redemption date unless default shall be made in the payment of the redemption price or in the conversion thereof and (iii) in the event of the liquidation of the Corporation, whether voluntary or involuntary, or a consolidation or merger of the Corporation with or into any other corporation or a share exchange or division, as a result of which consolidation, merger, share exchange or division only cash shall be payable or distributable to the holders of the Common Stock, the conversion rights of the holders of Series A Stock shall terminate on such date as shall be fixed by the board of directors, not less than 30 days after the mailing to such holders of the notice required by subsection (g).

               (b) The conversion price shall be subject to adjustment as follows:

                    (1)  If the Corporation shall:

                                (i) pay or make a dividend or distribution on its Common Stock in shares of its capital stock;

                               (ii)     subdivide its outstanding shares of
               Common Stock into a greater number of shares;

                              (iii)     combine its outstanding shares of
               Common Stock into a smaller number of shares;

                               (iv)     issue to holders of Common Stock by
               reclassification of its shares of Common Stock or any recapitalization or reorganization any shares of capital stock of the Corporation; or

                                (v) take any other action having the same effect as any of the actions described in subparagraphs (i) through (iv);

          then, in each such case, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which such holder would have owned or been entitled to receive after the happening of any of such events had such share of Series A Stock been converted immediately prior to the happening thereof. An adjustment made pursuant to this paragraph (1) shall become effective retroactively as of the time immediately after the record date in those cases specified in subparagraph (i) and shall become effective as of the time immediately after the effective date in those cases specified in subparagraphs (ii) through (v).

                    (2) If the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned in the last sentence of this paragraph) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (determined as provided in paragraph (5) of this subsection) per share of Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such issuance is given effect for trading purpos-es, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to their exercise) plus the number of shares which the aggregate exercise price of the total number of shares offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to their exercise) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective retroactively as of the time immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

                    (3) If the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends) or rights or warrants to subscribe for or purchase Common Stock (excluding those referred to in paragraph (2)) or other securities issued by the Corporation or property of the Corporation, then and in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the current market price per share of the Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such distribution is given effect for trading purposes less the then fair market value (as determined in good faith by resolution of the board of directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such distribution is given effect for trading purposes. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively as of the time immediately after the record date for the determination of shareholders entitled to receive such distribution.

                    (4) If any such rights or warrants referred to in paragraphs (2) and (3) above shall expire without having been exercised, the conversion price as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the conversion price which would have been in effect had an adjustment been made on the basis that the only rights or warrants so issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Corporation, other than Common Stock, or property of the Corporation the fair market value thereof shall be the fair market value of the rights or warrants actually exercised.

                    (5) For the purpose of any computation under this subsection, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days commencing five business days before the day in question. The closing price for each day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the applicable consolidated or composite tape for issues traded on the principal national securities exchange on which the Common Stock is admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over-the-counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose. The term "business day" shall include any day on which securities are traded on such exchange or in such market.

                    (6) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least one percent; except that any adjustments which by reason of this sentence are not required to be made shall be carried forward, and taken into account in calculating each subsequent adjustment, until made. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share as the case may be.

                    (7)  In determining the number of shares of Common
          Stock outstanding at any particular time, for the purpose of computations pursuant to the formula in this subsection there shall be included all Common Stock issuable in respect of any then outstanding scrip certificates representing fractional interests with respect to Common Stock.

               (c) Notwithstanding anything to the contrary set forth in subsection (b), no adjustment of the conversion price shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to any dividend reinvestment plan now existing or hereafter established by the Corporation for the benefit of holders of Common Stock.

               (d)  In the event of any:

                    (1)  capital reorganization of the Corporation;

                    (2) merger, consolidation or share exchange of the Corporation with or into another corporation;

                    (3)  division of the Corporation; or

                    (4) sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation as a result of which sale, lease, exchange or other disposition of property, other than solely cash, shall be payable or distributable in exchange for shares of Common Stock, then, as a condition of such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, the Corporation or such successor or purchasing corporation, as the case may be, shall make provision that the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of stock, securities or assets receivable upon such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition by a holder of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection (b). The provisions of this subsection shall similarly apply to successive reorganizations, mergers, consolidations, share exchanges, divisions, sales, leases, exchanges or other dispositions.

               (e) Subject to the provisions of subsection (b) of section 3 above, upon conversion of any shares of Series A Stock, the Corporation shall deliver to the holder of the shares, together with the certificates for the Common Stock issued upon conversion, payment (but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. 1551) for all accrued and unpaid cumulative dividends on such shares through the date of conversion as determined in accordance with subsection (h) below.

               (f) Whenever the conversion prices shall be adjusted as provided in subsection (b), the Corporation, as soon as practicable and in no event later than ten business days thereafter, shall file with each transfer agent and conversion agent for Series A Stock a statement, signed by the president, any vice president or the treasurer of the Corporation, stating the adjusted conversion prices determined as therein provided and setting forth in reasonable detail the facts requiring such adjustment, and shall promptly mail a copy of such statement to each holder of Series A Stock at the address of such holder then appearing on the record books of the Corporation. Each transfer and conversion agent shall be fully protected in relying on such statement and shall be under no duty to examine into the truth or accuracy thereof. If any question shall at any time arise with respect to the adjusted conversion prices, it shall be resolved by a firm of independent public accountants selected by the Corporation, who may be the Corporation's auditors, and such determination shall be binding upon the Corporation and the holders of such shares.

               (g)  If the Corporation shall propose:

                    (1) to pay any dividend in stock upon its Common Stock or to make any other distribution, other than a cash dividend payable out of retained earnings, to the holders of its Common Stock;

                    (2) to offer to the holders of its Common Stock rights to subscribe to any additional shares of any class or any other rights or options;

                    (3) to effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock), or to effect any capital reorganization, or to engage in any merger, consolidation, share exchange, division or sale, lease, exchange or other disposition of all or substantially all of its property and assets in a transaction in which approval of any holders of the Common Stock or Series A Stock is required; or

                    (4)  to liquidate, dissolve or wind-up;

then, in each such case, the Corporation shall file with each transfer agent for Series A Stock and shall mail to the holders of record of Series A Stock at their respective addresses then appearing on the record books of the Corporation notice of such proposed action, such notice to be filed and mailed at least ten days, if the proposed action is that referred to in paragraph (1) or (2), and at least 30 days, if the proposed action is that referred to in paragraph (3) or (4), prior to the record date for the purpose of determining holders of the Common Stock entitled to the benefits of the action referred to in paragraph (1) or (2) or to vote with respect to the action referred to in paragraph (3) or (4) or, if no record date is taken for any such purpose, the date of the taking of such proposed action. Such notice shall specify the record date for such stock dividend, distribution of such rights or options, or the date on which such reclassification, reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, liquidation, dissolution or winding up shall take place, as the case may be, and the date of participation therein by the holders of Common Stock if any such date is to be fixed. If such notice relates to any proposed action referred to in paragraph (3) or (4), it shall set forth facts with respect thereto as shall be reasonably necessary to inform each transfer agent and the holders of such shares as to the effect of such action upon their conversion rights. Failure to file any certificate or notice, or to mail any notice, or any defect in any certificate or notice, pursuant to this subsection, shall not affect the legality or validity of any adjustment, dividend, distribution or right referred to in this subsection.

               (h) In order to convert shares of Series A Stock into Common Stock the holder thereof shall surrender at the office of any transfer or conversion agent for the Series A Stock the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that the holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates for Common Stock to be issued. Shares of Series A Stock shall be deemed to have been converted immediately prior to the close of business on the date of the receipt by the transfer or conversion agent of such certificate or certificates for shares for conversion as provided in this subsection, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock after such date of receipt. As soon as practicable on or after the date of conversion, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with
(x) a scrip certificate for, or cash in lieu of, any fraction of a share, as provided in subsection (j), and (y) all accrued and unpaid cumulative dividends on the converted shares of Series A Stock through the date of conversion as provided in subsection (e), to the person or persons entitled to receive the same.

               (i) The Corporation shall pay any and all federal or state original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant to this resolution. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

               (j) The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Series A Stock. As to any final fraction of a share which the holder of one or more shares of Series A Stock would be entitled to receive upon exercise of such shareholder's conversion right, the Corporation shall, at its option as to any such exercise, either:

                    (1) deliver a scrip certificate of the Corporation in respect of such final fraction; or

                    (2) pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction times the closing price per share of Common Stock on the business day which next precedes the day of exercise.

The closing price for such day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the composite tape for issues traded on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over-the-counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose.

               (k) The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the satisfaction of any scrip certificates and the conversion of all shares of Series A Stock at the time outstanding.

               (l) For so long as the Common Stock is listed or included for quotation or trading on any securities exchange or market or trading system, the Company agrees to list or include on any such exchange, market or system all shares of Common Stock issuable upon conversion of the Series A Stock.

          Section 12. Shareholder Rights as to Dividends and Redemptions. It shall be the mandatory and not discretionary duty of the board of directors to
(i) declare and cause to be paid all dividends relating to the Series A Stock and (ii) make redemptions of shares of Series A Stock in accordance with the terms of such stock, so long as such dividends or redemptions are not then prohibited by 15 Pa.C.S. 1551(b) (or any successor provision). The rights of a holder to the declaration and payment of dividends on, and the redemption of, shares of Series A Stock shall be specifically enforceable by a holder to the maximum extent permitted by 15 Pa.C.S. 1521(b) (or any successor provision).

          Section 13. Financial Statements and Information. For so long as any shares of Series A Stock shall be outstanding, the Corporation shall furnish to the holders of record of the Series A Stock at their respective addresses then appearing on the record books of the Corporation, copies of all annual and quarterly reports, proxy statements and all other information and reports furnished by the Corporation to the holders of Common Stock. Such information shall be furnished in the same manner and by the same means as furnished to the holders of Common Stock. If at any time the Corporation shall cease to be required, under the Securities Exchange Act of 1934, as amended, to furnish reports and proxy statements to the holders of the Common Stock, then the Corporation shall in lieu of such information furnish the holders of Series A Stock the financial reports required by, within the time period specified in, Pa.C.S. 1554 (or any successor provision).









                                                   Exhibit 5



                             BY-LAWS

                                OF

                   CONESTOGA ENTERPRISES, INC.


                            ARTICLE I

                             GENERAL

          Section 1. PRINCIPAL OFFICE. The Principal Office of the Corporation shall be located at Birdsboro, Berks County, Pennsylvania.

          Section 2. BRANCH OFFICES. The Corporation may establish and maintain such other office or offices at such place or places as the Board of Directors may, from time to time, deem necessary, desirable, or expedient.

          Section 3. SEAL. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the state where it was incorporated, and such seal may be used by any of the corporate officers authorized by the Board of Directors by causing an impression or facsimile thereof to be impressed or placed upon the paper or document to be sealed.

          Section 4. FISCAL YEAR. The fiscal year of the Corporation shall begin January 1 and end December 31.

          Section 5. DIVIDENDS. Dividends may be declared and paid out of the net profits or surplus of the Corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the charter of the Corporation and the law of the Commonwealth.

          Section 6. AUDIT. An annual examination and audit of the financial status, property, and affairs of the Corporation shall be made by an audit committee or an approved firm of accountants who shall be appointed by the Board and ratified by the Stockholders. Such annual examination and audit shall be undertaken and completed a sufficient time before the annual meeting of the stockholders to permit the submission of an appropriate report at such meeting.

          Section 7. CHECKS AND NOTES. Checks, notes, drafts acceptances, bills of exchange, and other obligations for the payment of money made, accepted, or endorsed, shall be signed by such officer or officers, or person or persons, as the Board of Directors shall from time to time determine.

          Section 8. REPEAL OF PRIOR BY-LAWS. Any and all By-Laws heretofore existing for this Corporation are hereby repealed.


                            ARTICLE II

                           STOCKHOLDERS

          Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place or places within Pennsylvania as the Directors may from time to time determine.

          Section 2. ANNUAL MEETING. There shall be an annual meeting of the stockholders of the Corporation for the purpose of electing Directors and transacting other proper business, on the first Saturday in May of each year at 10:00 o'clock A.M., unless such day be a legal holiday, in which case, the meeting shall be held at the same hour on the next following Saturday that is not a legal holiday.

          Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or the Board of Directors at any time, and shall be called by the President upon the written request of one-fifth of the shares outstanding and entitled to vote. Such request must specify the purpose of the proposed meeting, and the business transacted thereat shall be confined to the object or objects stated in the call.

          Section 4. NOTICE. Written notice of every meeting of the stockholders stating the purpose or purposes for which the meeting is called and the time and place where it is to be held shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting, not less than ten days before the meeting, unless a longer period of notice is required by law. If mailed, such notice shall be directed to each stockholder at his last known address as shown on the records of the Corporation.

         Section 5. QUORUM. The holders of record of a majority of the stock issued and outstanding and entitled to vote at any stockholders' meeting, present in person or represented by proxy, shall constitute a quorum for transacting business, unless otherwise provided by law.

        Section 6. ADJOURNMENT. If a quorum shall not be present in person or by proxy, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announced at the meeting, until the requisite amount of stock shall be represented. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. RIGHT TO VOTE. Except as otherwise provided by law, each common stockholder of record shall be entitled, at every meeting of the Corporation, to cast one vote for each share of common stock standing in the name of such common stockholder on the books of the Corporation. Voting for the Board of Directors shall be by cumulative voting.

          Section 8. PROXIES. Votes may be cast at stockholders' meetings either in person or by written proxy, duly executed by the stockholder, and dated not more than two (2) months prior to the meeting involved, which meeting shall be named therein.

          Section 9. JUDGES OF ELECTION. Prior to each meeting of the stockholders, the Board of Directors shall appoint three (3) Judges of Election, or such number as may be required by law, who shall perform the duties required by law at such meeting and any adjournment thereof. If any Judge shall refuse to serve, or neglect to attend at the election, or his office becomes vacant, the presiding officer shall appoint a Judge in his place. Judges of Election shall be sworn.

       Section 10. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at any meeting shall be compiled by the Secretary of the Corporation at least five (5) days before each meeting of stockholders and kept on file at the Corporation's principal office, subject to the inspection of any proper party at any time during the usual business hours, and such list shall also be exhibited at the meetings. Said list shall be arranged alphabetically giving the address of each stockholder entitled to vote and the number of shares held by each.


                           ARTICLE III

                            DIRECTORS

         Section 1. NUMBER OF DIRECTORS. The property, affairs, and business of the Corporation shall be managed and controlled by a board of nine (9) Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the charter of the Corporation, or its By-Laws, required to be exercised or to be done by the stockholders. Any stockholder who desires to become a Director of the Corporation shall give written notice to the Secretary of the Corporation at least fifteen (15) days before the annual stockholders' election in order to have his name placed on the ballot.

         Section 2. QUALIFICATION AND TERM. Each of the Directors shall be a stockholder of the Corporation. They shall be elected by the stockholders at the appropriate annual meeting of stockholders of the Corporation, and each Director shall be elected for the term of three (3) years and until his successors shall be elected and shall qualify. The Directors shall be classified in respect to the time for which they shall severally hold office with three (3) Directors being in each class and the term of office of at least one class expiring in each year. Each class of Directors to be elected at an annual meeting of stockholders of the Corporation shall be elected in a separate election. At each annual meeting of stockholders, Directors shall be elected to the class whose terms shall expire in that year and shall hold office for a term of three (3) years and until their respective successors are elected.

          Section 3. VACANCIES. In the case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant and until the election and qualification of his successor.

        Section 4. PLACE OF MEETING. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place or places within or without the Commonwealth of Pennsylvania as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting.

          Section 5. REGULAR MEETING. Regular meetings of the Board of Directors shall be held at such times as may be fixed by resolution of the Board, provided that a regular meeting of the Board shall be held within thirty (30) days following each annual meeting of the stockholders and that a regular meeting of the Board shall be held at least once every three (3) months thereafter. No notice shall be required for any regular meeting of the Board.

          Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the President or of three
(3) of the Directors then in office, by oral, telegraphic, or written notice, duly served on or sent or mailed to each Director not less than twenty-four
(24) hours before such meeting.

          Section 7. QUORUM. A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice.

        Section 8. ELECTION OF OFFICERS. The Board of Directors, at the first regular meeting held after the annual meeting of the stockholders of the Corporation, shall elect a President, a Vice President, Secretary, a Treasurer, and such Managers, Assistant Secretaries, Assistant Treasurer, and other officers, as it may deem necessary or desirable. Except as otherwise provided by law, the duties of any two (2) offices may be discharged by one (1) person. Any officers or agents elected or appointed by the Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

         Section 9. COMMITTEES. The Board of Directors, in its discretion, by resolution adopted by a majority of the whole Board, shall appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. The Board shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

          Section 10. PERSONAL LIABILITIES OF DIRECTORS. A Director of this Corporation shall not be personally liable for money damages as such for any action taken, or any failure to take any action unless:

          (1) The Director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill, and diligence, as a person of ordinary prudence would use under similar circumstances; and

        (2) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this section shall not apply to the responsibility or liabilities of a Director pursuant to any criminal statute or for the payment of taxes pursuant to local, state, or federal law.


                            ARTICLE IV

                             OFFICERS

         Section 1. ELECTION. The executive officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer, and such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, Managers, and other officers as the Board of Directors may by resolution determine. All of such officers shall be elected by the Board of Directors in the manner set forth in Article III hereof, and they shall be subject to removal at any time by a majority vote of the whole Board. The officers of the Corporation shall each have such powers and duties as are hereinafter set forth and as generally pertain to their respective offices and in addition thereto, such powers and duties as may from time to time be conferred upon them by the Board of Directors. The Board of Directors may, at its discretion, from time to time elect a Chairman of the Board for a term not to exceed one (1) year, and prescribe the duties and authority of such Chairman.

         Section 2. PRESIDENT. The President shall preside at all meetings of the Stockholders and the Board of Directors. He shall be ex-officio a member of all Committees of the Board of Directors, and he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He may sign and execute all contracts in the name of the Corporation and shall with the Treasurer, sign all certificates of stock of the Corporation. He shall perform all acts and things incident to the position of President.

         Section 3. VICE PRESIDENT. Any Vice President shall have such power and perform such duties as the Board of Directors may from time to time prescribe and shall also perform such duties as may be assigned to him from time to time by the President. In the event of the death, absence, or inability of the President to perform any duties imposed upon him by these By-Laws or by the Board of Directors, a Vice President may exercise his powers and perform his duties, subject to the control of the Board of Directors.

         Section 4. SECRETARY. The Secretary shall attend the meetings of the stockholders and Board of Directors and shall keep careful record of all such meetings; the proceedings whereof shall be transcribed into the record book over his signature. He shall give due notice of any and all meetings of the stockholders and of the Board of Directors unless notice is directed by law or by these By-Laws to be otherwise given. He shall be the custodian of the seal and the stock book of the Corporation and shall keep a proper registry of all outstanding certificates of stock. He shall safely keep all books, documents, and papers of the Corporation committed to his charge. The Secretary shall supervise and control the manner in which the records and files of the Corporation shall be kept and shall perform such other duties as may be assigned to him by the Board of Directors.

         Section 5. TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation, which may come into his hands and to deposit the same in the name of the Corporation in such bank or banks or depository, as the Board may designate. He shall sign all drafts, notes, and orders for the payment of money, and he shall pay out and dispose of the same under the direction of the Board. He shall, with the President, sign all certificates of stock. He shall render a statement of his cash account to the Board of Directors as often as they shall require the same.

        Section 6. MANAGERS AND ASSISTANTS. Any Manager, Assistant Secretary, Assistant Treasurer, or any other officer appointed by the Board of Directors, shall perform such duties as the Board of Directors may from time to time assign to him.




                            ARTICLE V

                          CAPITAL STOCK

          Section 1. CERTIFICATES. Certificates of shares of the capital stock of the Corporation shall be issued in such form or forms not inconsistent with law or with the Charter of the Corporation as shall be approved by the Board of Directors. Such certificates shall be signed by the President or any Vice President authorized by the Board of Directors and by the Treasurer or any Assistant Treasurer authorized by the Board of Directors and sealed with the seal of the Corporation.

        Section 2. TRANSFERS. Transfers of shares shall only be made upon the books of the Corporation by the holder in person or by his legal representative or by power of attorney duly executed and filed with the Corporation, and on the surrender and cancellation of the certificate or certificates of such shares properly assigned.

         The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of shares in the capital stock of the Corporation.

          Section 3. CLOSING OF STOCK TRANSFER BOOKS AND FIXING OF RECORD DATE FOR DETERMINATION OF STOCKHOLDERS. The Board of Directors of the Corporation may close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any exchange or conversion, or exchange of capital stock shall go into effect, or may fix, in advance, a date not exceeding forty (40) days preceding any of the aforesaid dates as a record date for the determination of the stockholders entitled to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such exchange or conversion, or exchange of capital stock.


                            ARTICLE VI

                      AMENDMENTS TO BY-LAWS

          Section 1. These By-Laws may be amended, altered, modified, or added to, at any annual or special meeting of the stockholders by a majority vote of all the stock represented in person or by proxy and entitled to vote at the meeting. No amendment shall be voted on by the stockholders unless it shall have been previously submitted to and approved by the Board of Directors at a regular or special meeting; and notice of any amendment shall be given to each stockholder entitled to vote at the meeting ten (10) days prior to the meeting.


                           ARTICLE VII

      INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

        Section 1. The Corporation shall indemnify, hold harmless, and pay the costs of defense of its directors, officers, and employees in any suit, action, or claim made against them as the result of any action taken, or any failure to take action, in their capacities as such, to the fullest extent permitted by law, except for liabilities arising under the Federal Securities Act of 1933.


                           ARTICLE VIII

        ELECTIONS UNDER PENNSYLVANIA ANTI-TAKEOVER STATUTE

       Section 1. The provisions of Sections 1715 and 1717 of Chapter 17 of Title 15 of the Pennsylvania Consolidated Statutes shall be applicable to the Corporation.

       Section 2. Subchapter G, as well as Subchapters I and J, of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation.

       Section 3. Subchapter H of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation.